Contract Date

:  08/03/05

Contract No.

:

Licensor	KARMA MEDIA INC. 13101 WASHINGTON Blvd. Suite 220 Los Angeles, CA 90066
Licensee	XCLUSIVE NETWORKS, LLC 10305 NW 41st STREET Suite 206, MIAMI, FLORIDA 33178 USA PH:305 392 6223 FAX: 305 718 8819 Attn: Wilfredo Hernández, Sr.
Licensed Programs	PROGRAM SERIES: “ESTELLE´S PARADISE”
Total No. Of Hours Licensed	Thirteen (13) episodes – 13 x 30 minute episodes
No. Of Transmissions	25 Exhibition days
Period	Two (2) Years, Starting April 1st.
Licensed Rights	Basic Cable (Non-Standard Television)
Exclusivity	Non exclusive
Territory	All Latin America including Brazil & Puerto Rico
Licensed Language	English
Broadcast Language	English
Subtitles	Spanish (Responsibility of Licensee
License Fee	A Total of Thirteen Thousand US Dollars (US$13,000)
Materials	1) Betacam SP NTSC (Stereo). 2) Written Scripts. 3) Promotional Materials (synopsis/color stills/slides etc.) (Provided gratuitously by the Licensor ).
Delivery Of Materials	Delivery to Licensee shall be at Licensor's expense. Return to Licensor shall be at Licensee’s expense.
Delivery Terms	All episodes must be delivered (as specified) to Licensee by To: Xclusive Television Network Bosque de Duraznos No. 69, Piso 9 Bosques de Las Lomas México, D.F. 11700 Attn: Paola Font
Payment Schedule	US. $ 7,000.00 on Signature (for the first 7 episodes) US. $ 6,000.00 (for the next 6 episodes)

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KARMA MEDIA INC.

XCLUSIVE NETWORKS, LLC